UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) September 24, 2015

TFS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

United States of America	001-33390	52-2054948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 Broadway Ave., Cleveland, Ohio		44105
(Address of principle executive offices)		(Zip Code)
Registrant's telephone number, including area code (216) 441-6000
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2015, TFS Financial Corporation (“the Company”), the holding company for Third Federal Savings and Loan Association of Cleveland (“Third Federal”), has appointed John P. Ringenbach as a member of its board of directors. He replaces Bernard S. Kobak, who will assume the role of director emeritus. Ringenbach will serve until our next annual meeting of shareholders and until his successor is elected and shall qualify.

Ringenbach has 40 years of banking experience, including 18 years as chief operating officer of Third Federal before retiring in 2012. Prior to joining Third Federal, he was President and Chief Executive Officer of Commerce Exchange Bank, a company specializing in the small business market. He also spent 14 years at Ameritrust. Ringenbach holds a Bachelor of Science degree in industrial engineering from the University of Dayton and a master’s degree in industrial engineering from the University of Wisconsin.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFS FINANCIAL CORPORATION (Registrant)

Date:	September 24, 2015	By:	/s/ Paul J. Huml
Paul J. Huml
Chief Operating Officer